EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 17, 2017, with respect to the combined consolidated financial statements included in the Annual Report of Atlas Energy Group, LLC on Form 10-K for the year ended December 31, 2016. We consent to the incorporation by reference of said report in the Registration Statement of Atlas Energy Group, LLC on Form S-8 (File No. 333-202441, effective March 2, 2015).

/s/ GRANT THORNTON LLP
Cleveland, Ohio
April 17, 2017